Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Vera Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)
Fees to Be Paid	Equity	Class A Common stock, par value $0.001 per share	457(c)	4,600,000	$18.62	$85,652,000	0.0000927	$7,940
	Total Offering Amounts					$85,652,000		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$7,940

(1)	Includes 600,000 shares of Class A common stock that the underwriters have the option to purchase.
(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, using the average of the high and low prices of the Registrant’s Class A common stock as reported on the Nasdaq Global Market on February 4, 2022.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A